THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) NOR UNDER ANY STATE SECURITIES LAW AND MAY NOT BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH NOTE MAY BE PLEDGED, SOLD, ASSIGNED, HYPOTHECATED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

THE HOLDER OF THIS WARRANT MUST NOT SELL THIS WARRANT OR THE SHARES ISSUABLE UPON CONVERSION OF THIS WARRANT TO A RESIDENT OF BRITISH COLUMBIA, CANADA, INTO BRITISH COLUMBIA, CANADA OR THROUGH A MARKET IN BRITISH COLUMBIA, CANADA BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE.

________________________________________

IKONA GEAR INTERNATIONAL, INC.
1850 HARTLEY AVENUE, UNIT #1
COQUITLAM, BC V3K 7A1
CANADA

STOCK PURCHASE WARRANT

Warrant No.: ______	Right to Purchase: ________________
Date:

          THIS CERTIFIES THAT, for value received, ______________ (the “Holder”), is entitled to purchase from IKONA GEAR INTERNATIONAL, INC., a Nevada corporation (the “Company”), at any time from __________ until 5:00 p.m. (EST) on ___________ [5 years]  ______________ [number] fully paid and nonassessable shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), at an exercise price of $0.59 per share (the “Exercise Price”), as adjusted.

          1.      The Company is issuing this Warrant to the Holder pursuant to a Subscription Agreement under a confidential private placement (the “Subscription Agreement”). This Warrant constitutes part of a unit subscribed to by the Holder in the Subscription Agreement.

          2.      (a)      To exercise this Warrant or any part of this Warrant, the Holder must deliver to the Company (collectively, the “Exercise Documentation”): (i) a completed exercise agreement, a form of which is attached hereto; (ii) this Warrant; and (iii) a check payable to the Company in an amount equal to the product of the exercise price and the number of shares the Holder desires to purchase. The Company will, without charge, use its best efforts to issue certificates for shares of Common Stock purchased upon exercise of this Warrant within five days after receipt of the Exercise Documentation. Unless this Warrant has expired, or all of the purchase rights represented by this Warrant have been exercised, the Company will also prepare a new Warrant, substantially identical to this Warrant, representing the rights formerly represented by this Warrant which have not expired or been exercised.

                    Notwithstanding the foregoing, this Warrant my be exercised only by persons who represent at the time of exercise: (i) that they are the original purchaser hereof and confirm the representations and warranties made by such person in the Subscription Agreement as of the date of exercise, (ii) that they are not located in the United States, are not a “U.S. Person” (as defined in Rule 902 under the Securities Act, and are not acquiring the Common Stock for the account or benefit of a U.S. Person or a person in the United States, or (iii) that they have delivered, with the Exercise Documentation, a representation letter containing representations and warranties substantially the same as those contained in the Subscription Agreements.

                    (b)      If, but only if, at any time after one year from the date of issuance of this Warrant there is no effective registration statement registering the resale of the Common Stock underlying this Warrant by the Holder, this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of shares of Common Stock equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the closing bid price on the trading day preceding the date of such election;
(B) = the Exercise Price of the Warrants, as adjusted; and
(X) = the number of shares of Common Stock issuable upon exercise of the Warrants in accordance with the terms of this Warrant.

          3.      The Company will at all times reserve and keep available for issuance upon the exercise of this Warrant such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant, and upon such issuance such shares of Common Stock will be validly issued, fully paid and nonassessable.

          4.      This Warrant does not and will not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

          5.      Certain Adjustments.

          (a)      Stock Splits, etc. The number and kind of securities purchasable upon the exercise of this Warrant and the exercise price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of shares or other securities resulting from such adjustment at an exercise price per share or other security obtained by multiplying the exercise price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b)      Subsequent Equity Sales. If the Company or any subsidiary thereof, as applicable, at any time while this Warrant is outstanding, shall offer, sell, grant any option to purchase or offer, sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or any securities of the Company or the subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (“Common Stock Equivalents”) at an effective price per share less than the then exercise price of this Warrant (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”), as adjusted hereunder (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which is issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the exercise price of this Warrant, such issuance shall be deemed to have occurred for less than the exercise price), then, the Exercise Price shall be reduced and shall be determined by multiplying the Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus the number of shares of Common Stock which the offering price for such Dilutive Issuance would purchase at the then Exercise Price, and the denominator of which shall be the sum of the number of shares of Common Stock issued and outstanding immediately prior to the Dilutive Issuance plus the number of shares of Common Stock so issued or issuable in connection with the Dilutive Issuance, the number of Warrant Shares issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment and the number of shares of Common Stock issuable hereunder shall be increased such that the aggregate Exercise Price payable hereunder, after taking into account the decrease in the Exercise Price, shall be equal to the aggregate Exercise Price prior to such adjustment. Such adjustments shall be made whenever such Common Stock or Common Stock Equivalents are issued. The Company shall notify the Holder in writing, no later than the three business days following the issuance of any Common Stock or Common Stock Equivalents subject to this section, indicating therein the applicable issuance price, or the applicable reset price, exchange price, conversion price and other pricing terms (such notice the “Dilutive Issuance Notice”). Notwithstanding the foregoing, no adjustments, alternate consideration nor notices shall be made, paid or issued under this Section in respect of an issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a person or entity which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

          (c)      Pro Rata Distributions. If the Company, at any time prior to the termination date or exercise date of this Warrant, shall distribute to all holders of Common Stock (and not to Holders of the Warrants) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security other than the Common Stock (which shall be subject to the above section), then in each such case the exercise price of this Warrant shall be adjusted by multiplying the exercise price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the closing bid price determined as of the record date mentioned above, and of which the numerator shall be such closing bid price on such record date less the then per share fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of the Common Stock as determined by the Board of Directors in good faith. In either case the adjustments shall be described in a statement provided to the Holders of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

 (d)      Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section. For purposes of this Section, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section shall similarly apply to successive reorganizations, reclassifications, mergers,consolidations or disposition of assets.

          Whenever the number of shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the exercise price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of shares (and other securities or property) purchasable upon the exercise of this Warrant and the exercise price of such shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

          6.      Whenever the number of shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the exercise price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of shares (and other securities or property) purchasable upon the exercise of this Warrant and the exercise price of such shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

          7.      Notice of Corporate Action. If at any time:

          (a)      the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b)      there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

          (c)      there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of such cases, the Company shall give to the Holder (i) at least 20 days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days’ prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with this Section 7. Delivery shall be deemed to be made upon the mailing, by first class mail, of all notices required to be delivered hereunder.

          8.      The construction, validity and interpretation of this Warrant will be governed by the laws of the State of New York, without giving effect to conflict of laws principles..

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal.

IKONA GEAR INTERNATIONAL, INC.	ATTEST:

By: __________________________________________________
Name: Laith Nosh	Secretary
Title: President and CEO

EXHIBIT

EXERCISE AGREEMENT

To:              Ikona Gear International, Inc.

                    (1)      The undersigned hereby elects to purchase ________shares of Ikona Gear International, Inc. pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

                    (2)      Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] the cancellation of such number of shares as is necessary, in accordance with the formula set forth in subsection 2(b), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(b).

                    (3)      Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

_______________________________

                    (4)      The undersigned hereby represents, as of the date hereof (please check one box):

[ ] we are the original purchaser of the attached Warrant and confirm the representations and warranties made by us in the subscription agreement pursuant to which we acquired Warrant (the “Subscription Agreement”),

[ ] we are not located in the United States, we are not a “U.S. Person” (as defined in Rule 902 under the Securities Act, and we are not acquiring the Common Stock for the account or benefit of a U.S. Person or a person in the United States, or

[ ] we have delivered, with the Exercise Documentation, a representation letter containing representations and warranties substantially the same as those contained in the Subscription Agreement.

Capitalized terms used herein and not defined herein have the meaning given to them in the Subscription Agreement.

The shares shall be delivered to the following:

_______________________________

_______________________________

_______________________________

[HOLDER]

By: ______________________________
       Name:
       Title:

Dated: ___________________________